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FOURTH AMENDMENT TO
AMENDED AND RESTATED CONSIGNMENT AGREEMENT


This FOURTH AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT ("Fourth Amendment") is made and entered into as of this 27th day of August, 1995 (the "Closing Date"), by and between RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 ("Consignor") and TOWN & COUNTRY CORPORATION, a Massachusetts corporation ("T&C"), TOWN & COUNTRY FINE JEWELRY GROUP, INC., a Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, INC., a Delaware corporation ("Balfour"), and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are herein referred to, jointly and severally, as "Buyer").

BACKGROUND

A. Buyer and Consignor are parties to that certain Amended and Restated Consignment Agreement dated as of May 14, 1993 (as it has been amended from time to time, the "Existing Consignment Agreement") and certain related security and other documents (collectively, the "Consignment Documents") pursuant to which Consignor has provided Buyer with a gold consignment facility.

B. Buyer and Consignor desire to amend and modify the terms of the Existing Consignment Agreement in certain respects.

C. In order to document these amendments and modifications, Consignor and Buyer have agreed to enter into this Fourth Amendment.

D. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them, respectively, in the Existing Consignment Agreement.


NOW, THEREFORE, incorporating the foregoing Background by reference, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Consignor and Buyer agree as follows:

AMENDMENTS TO EXISTING AGREEMENT 1. The definition of "Consignment Limit" contained in Section 1 of the Existing Consignment Agreement is hereby deleted in its entirety and a new definition is hereby added as follows:

"Consignment Limit" shall mean the least of: (a) (i) as of August 31, 1995 and thereafter, twenty-two thousand three hundred seventy three (22,373) troy ounces of fine gold; (ii) as of November 15, 1995 and thereafter, twenty-one thousand nine hundred and two (21,902) troy ounces of fine gold; (iii) as of December 31, 1995 and thereafter, twenty-one thousand four hundred thirty-two (21,432) troy ounces of fine gold; and (iv) as of February 14, 1996 and thereafter, and at all times thereafter, twenty-one thousand one hundred nineteen (21,119) troy ounces of find gold;

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(b) subject to the provisions of Section 5 hereof, Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but as to which payment has not been received by Consignor) equal to: (i) as of August 31, 1995 and thereafter, $9,508,525, (ii) as of November 15, 1995 and thereafter, $9,308,350;
(iii) as of December 31, 1995 and thereafter, $9,108,600; and (iv) as of February 14, 1996, and thereafter, $8,975,575 or;

(c) eighty-three percent (83%) of Buyer's inventory of Precious Metal (including, for such purpose, Consigned Precious Metal and, for the purposes of paragraph 1 of Section 2 hereof, the Precious Metal requested by Buyer but excluding (i) Precious Metal owned, leased or consigned by any other party (Precious Metal purchased by Buyer pursuant to term receivable or other financing arrangements which remain unpaid shall be included as Consigned Precious Metal), (ii) the amount of Precious Metal necessary to satisfy the aggregate Precious Metal equity requirements of other consignors, (iii) Precious Metal included in Balfour Purchased Inventory or the Zale Consigned Inventory (as each such term is defined in the Intercreditor Agreement), and (iv) the amount of Buyer's Precious Metal, if any, outstanding in the possession of foreign Subsidiaries or foreign sales representatives in excess of the amount permitted by Section 12(h) hereof.

2. A new Section 11(s) is hereby added to the Existing Consignment Agreement as follows: (s) Permit consultants retained by Consignor to inspect or conduct field examinations, at Buyer's sole expense (including, without limitation, the fees and expenses of such consultants), at any time and from time to time during normal business hours and without notice, the Buyer's inventory of Precious Metal and Buyer's books and records and to make abstracts or reproductions of such books and records. The provisions of this Paragraph 11(s) shall be in addition to and not in limitation of the provisions of Paragraph 11(g) hereof.

3. Section 12(h) of the Existing Consignment Agreement is hereby amended in its entirety to read as follows: (h) Consign Precious Metal to foreign Subsidiaries or deliver Precious Metal to foreign sales representatives;

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4. Section 12(j) of the Existing Consignment Agreement is hereby amended by replacing the phrase "fifteen thousand (15,000)" with the phrase "seven thousand five hundred (7,500)." The remaining provisions of Section 12(j) of the Existing Consignment Agreement shall continue in full force an effect.

5. Section 12(k) of the Existing Consignment Agreement is hereby amended by replacing the phrase "twenty thousand (20,000)" with the phrase "fifteen thousand (15,000)." The remaining provisions of Section 12(k) of the Existing Consignment Agreement shall continue in full force and effect.

6. Section 12(m) of the Existing Consignment Agreement is hereby amended by replacing the phrase "thirteen thousand (13,000)" with the phrase "twelve thousand (12,000)." The remaining provisions of Section 12(m) of the Existing Consignment Agreement shall continue in full force and effect.

7. Section 12(n) of the Existing Consignment Agreement is hereby amended in its entirety to read as follows: (n) Permit at any time its Consolidated Tangible Net Worth to be less than: (i) from August 27, 1995 through and including November 25, 1995, $49,000,000; (ii) from November 26, 1995 through and including February 24, 1996, $56,000,000; or (iii) at all times from and after February 25, 1996, $55,000,000;

8. Section 12(o) of the Existing Consignment Agreement is hereby amended in its entirety to read as follows: (o) Permit at any time the ratio of (i) its Consolidated Total Senior Liabilities to its Consolidated Tangible Capital Base to exceed 0.75:1.00; or (ii) its Consolidated Adjusted Total Senior Liabilities to its Consolidated Tangible Capital Base to exceed 1.00:1.00;

9. Section 12(p) of the Existing Consignment Agreement is hereby amended in its entirety to read as follows: (p) Permit at any time its Working Capital to be less than $85,000,000;

10. Section 12(q) of the Existing Consignment Agreement is hereby amended in its entirety to read as follows: (q) Permit at any time the ratio of Buyer's Consolidated Current Assets divided by its Consolidated Current Liabilities to be less than 2.20:1.00;

11. Section 12(r) of the Existing Consignment Agreement is hereby amended in its entirety to read as follows: (r) Permit at any time Buyer's Consolidated Interest Coverage Ratio to be less than 1.50:1.00 as of August 27, 1995; 1.15:1.00 as of November 26, 1995; or 1.25:1.00 as of February 26, 1996 (for
purposes hereof, the Consolidated Interest Coverage Ratio will be calculated based upon the most recently completed twelve (12) month period);

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12. Section 12(s) of the Existing Consignment Agreement is hereby amended by replacing the phrase "Six Million Dollars ($6,000,000)" with the phrase "Three Million Thirty Four Thousand Dollars ($3,034,000)." The remaining provisions of
Section 12(s) shall remain in full force and effect.

13. Section 12(w) of the Existing Consignment Agreement is hereby amended in its entirety to read as follows: (w) Permit at any time the aggregate outstanding balance of all consigned Precious Metal from the Metal Consignors to exceed (i) prior to September 29, 1995, 73,347 fine troy ounces; (ii) from September 29, 1995 through and including November 14, 1995, 71,347 fine troy ounces; (iii) from November 15, 1995 through and including December 30, 1995, 69,847 fine troy ounces; (iv) from December 31, 1995 through and including February 13, 1996, 68,347 fine troy ounces; (v) after February 13, 1996, 67,347 fine troy ounces;

14. A new Section 12(y) is hereby added to the Existing Consignment Agreement as follows: (y) Permit Group's cumulative gross profit to be less than $13,700,000 as of August 27, 1995; $27,400,000 as of November 26, 1995, or $34,200,000 as of
February 25, 1996;

15. A new Section 12(z) is hereby added to the Existing Consignment Agreement as follows: (z) Permit Group's cumulative operating income to be less than $3,600,000 as of the fiscal quarter ending August 27, 1995; $11,500,000 as of the fiscal quarter ending November 26, 1995; or $13,000,000 as of the fiscal quarter ending February 25, 1996;

16. A new Section 12(aa) is hereby added to the Existing Consignment Agreement as follows: (aa) Incur a cumulative operating loss for Balfour in an amount greater than $885,000 as of the fiscal quarter ending August 27, 1995; or $393,000 as of the fiscal quarter ending November 26, 1995; or permit Balfour's cumulative operating income to be less than $32,000 as of the fiscal quarter ending February 25, 1996;

17. A new Section 12(bb) is hereby added to the Existing Consignment Agreement as follows: (bb) Permit its consolidated cumulative operating income to be less than $800,000 as of the fiscal quarter ending August 27, 1995; $11,600,000 as of the fiscal quarter ending November 26, 1995; or $13,800,000 as of the fiscal quarter ending February 25, 1996;

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18. A new Section 12(cc) is hereby added to the Existing Consignment Agreement as follows: (cc) Incur a consolidated cumulative loss before payment of taxes and Minority Interest in an amount greater than $5,300,000 as of the fiscal quarter ending August 27, 1995, or permit its consolidated cumulative income before payment of taxes and Minority Interest to be less than $2,200,000 as of the fiscal quarter ending November 26, 1995 or $1,400,000 as of February 25, 1996;

19. A new Section 12(dd) is hereby added to the Existing Consignment Agreement as follows: (dd) Permit the total number of troy ounces of Precious Metal (less Equity Precious Metal) at, or in transit to or from, fabricators, refiners, sales representatives, agents or foreign Subsidiaries to be greater than or equal to ten percent (10%) of total Consigned Precious Metal from the Metal Consignors;

20. A new Section 12(ff) is hereby added to the Existing Consignment Agreement as follows:

(ff) Permit aggregate salary, withdrawals, bonuses or other compensation ("Compensation") paid to C. William Carey ("Carey") during the fiscal year ending February 26, 1996 to exceed the following amount:

(i) in the event that Buyer's consolidated operating income for fiscal year-end 1996 is equal to or greater than ninety-five percent (95%) of that projected in the Buyer's fiscal plan incorporated by reference in this Agreement as Exhibit "N" (the "FYE 96 Plan"), the amount as provided under Carey's existing contract with Buyer;

(ii) in the event that Buyer's consolidated operating income for fiscal year-end 1996 is greater than eighty-five percent (85%) but less than ninety-five percent (95%) of that projected in the FYE 96 Plan, an amount not to exceed nine-hundred thirty thousand dollars ($930,000);

(iii) in the event that Buyer's consolidated operating income for fiscal year-end 1996 is equal to or less than eighty-five percent (85%) of that projected in the FYE 96 Plan, an amount not to exceed eight- hundred thirty three thousand dollars ($833,000).

It is hereby agreed that in furtherance of the foregoing, until such time as the financial statements of Buyer required to be delivered to Consignor pursuant to this Agreement for the period ending December 26, 1995 (the "December '95 Statements"), are available, Buyer may pay Carey Compensation up to $833,000 in accordance with his contract. Upon receipt of the December '95 Statements, Buyer shall calculate (and pay to Carey in accordance with his contract, if appropriate) the balance of the Compensation permitted to be paid in accordance with the first sentence of this subsection 12(f)(f) by comparing the amount of its consolidated operating income year to date as reflected on the December '95 Statements to that projected for the same period in the FYE 96 Plan. Buyer shall furnish Consignor with a certificate calculating the total amount of Compensation payable to Carey at the time it furnishes to Consignor the December '95 Statements.

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21. A new Exhibit "N" is hereby added to and incorporated by reference in the
Existing Consignment Agreement in the form of the attached Schedule 1.

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

22. Within one week of submission to the Buyer from Consignor of an invoice in reasonable detail therefor, Buyer covenants and agrees to deliver to Consignor a check made payable to Consignor in an amount equal to the reasonable attorneys' fees and costs incurred by Consignor in connection with the negotiation and preparation of this Fourth Amendment.

23. On or before October 31, 1995, Buyer shall deliver to Consignor a detailed plan for the orderly disposition of Balfour (the "Disposition Plan"); which Disposition Plan shall be available for implementation in the event: (i) the financial performance of Buyer, or Balfour fails to meet the financial performance set forth in Buyer's Plan for Fiscal Year 1996 which Buyer submitted to Consignor on August 3, 1995, or (ii) an Event of Default occurs under this Agreement.

24. Within forty-five (45) days after the Closing Date, Buyer shall engage the services of an investment banker (the "Investment Banker") acceptable to Consignor for the purpose of evaluating the Buyer's operations and financial performance. Buyer shall cause the Investment Banker to furnish Consignor on or before November 15, 1995 with a proposed plan outlining (i) a recommended course of action for the repayment in full on or before February 28, 1996 of all of Buyer's obligations to Consignor under the Existing Consignment Agreement and the other Consignment Documents; and (ii) a recommended course of action for repayment in full of the Buyer's obligations to Consignor through the sale of all or part of Buyer's assets in the event the Buyer's financial performance causes an Event of Default related to the failure to meet financial covenants as set forth in Section 12 of the Consignment Agreement.

25. For purposes of clarification, Buyer and Consignor hereby confirm their agreement that any expenses or fees paid by Buyer in connection with this amendment transaction, including fees paid to consultants or investment bankers, the legal fees paid to Consignor's counsel, the amendment fee payable herewith or otherwise shall be excluded from the computation made by Buyer in determining compliance with the financial ratios under the Consignment Agreement, as amended hereby.

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 26. To induce Consignor to enter into this Fourth Amendment, Buyer hereby (a) represents and warrants to Consignor that on and as of the date hereof, Buyer is not in material default of any covenant set forth in the Existing Consignment Agreement, and (b) except as disclosed in writing t Consignor contemporaneously with Buyer's execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Existing Consignment Agreement.

27. Consignor covenants and agrees that, so long as Buyer remains in compliance with all of the terms and conditions of this Fourth Amendment, the Existing Consignment Agreement and each of the other Consignment Documents, Consignor will not terminate the Existing Consignment Agreement b sending to Buyer a Termination Notice pursuant to Section 13(a) of the Existing Consignment Agreement until February 28, 1996; provided, however, that nothing in this
Section 26 shall be interpreted to limit the right of Consignor to declare an Event of Default and/or terminate the Existing Consignment Agreement by sending a Termination Notice to Buyer upon and following the occurrence of an Event of Default or an event which, but for the passage of time or the giving of notice or both, would constitute an Event of Default.

CONDITIONS PRECEDENT

28. Consignor's obligations hereunder are subject to and conditioned upon each of the following: (i) the payment by Buyer to Consignor of a non-refundable amendment fee in the amount of $97,750.00; (ii) the execution and delivery by Buyer of this Fourth Amendment and such other documents as Consignor may reasonably require; and (iii) the delivery to Consignor of executed documentation by and between Buyer and the other Metal Consignors providing for amendments to their respective Consignment Agreements which are consistent with the terms of this Fourth Amendment.

MISCELLANEOUS

29. Except as expressly amended herein, the Existing Consignment Agreement shall remain in full force and effect and Buyer and Consignor hereby ratify and confirm their rights, duties, obligations, representations and warranties under the Existing Consignment Agreement.

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30. Buyer hereby releases, waives and forever discharges Consignor of, from and with respect to any and all manner of action and actions, cause and causes of actions, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, and/or any claims for avoidance or other remedies available to a debtor, its estate and/or any trustee or representatives thereof, pursuant to the United States Bankruptcy Code (11 U.S.C. 101-1330) or otherwise, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, which Buyer had or now has, claims to have had, now claims to have or hereafter can, shall or may claim to have based upon, relating to or arising out of any and all transactions, relationships or dealings with or loans or consignments made to Buyer at or at any time prior to the execution of this Fourth Amendment.

31. Buyer agrees to take such further action to execute and deliver to Consignor such additional agreements, instruments and documents as may reasonably be required to carry out the purposes of this Fourth Amendment.

32. This Fourth Amendment shall be governed and construed in accordance with the substantive laws, and not the law of conflicts, of the State of Rhode Island.


33. This Fourth Amendment contains the entire agreement among the parties hereto with respect to the subject matter hereof and may not be modified or changed in any way except in writing signed by all parties.

34. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same Fourth Amendment.

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IN WITNESS WHEREOF, Consignor and Buyer have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

RHODE ISLAND HOSPITAL TRUST NATIONAL BANK

By: /s/ Thomas F. Lyons
    Thomas F. Lyons
    First Vice President
                              TOWN & COUNTRY CORPORATION

                              By: /s/ Francis X. Correra
                              Name: Francis X. Correra
                              Title: Senior Vice President
                                     and Chief Financial Officer


                              TOWN & COUNTRY FINE JEWELRY GROUP, INC.

                              By:    /s/ Francis X. Correra
                              Name:  Francis X. Correra
                              Title: Vice President and Treasurer


                              L.G. BALFOUR COMPANY, INC.

                              By:    /s/ Francis X. Correra
                              Name:  Francis X. Correra
                              Title: Executive Vice President and Treasurer

                              GOLD LANCE, INC.


                              By:    /s/ Francis X. Correra
                              Name:  Francis X. Correra
                              Title: Treasurer